UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2013

KKR & CO. L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On October 18, 2013, in connection with the contemplated acquisition of Avoca Capital described in Item 7.01 below, a subsidiary of KKR & Co. L.P. agreed to deliver an aggregate of up to 5.0 million common units of KKR & Co. L.P. (“Consideration Units”) in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated thereunder, in partial consideration for the sellers’ equity interests in Avoca Capital and its subsidiaries.  A portion will be issuable upon the election of the holders of certain convertible securities that will be issued upon consummation of the acquisition, and a portion will be subject to three-year, ratable annual vesting and a substantially concurrent three-year restriction on transfer, subject to accelerated vesting and forfeiture upon the occurrence of certain customary events.

Item 7.01	Regulation FD Disclosure.

On October 18, 2013, KKR & Co. L.P. issued a press release announcing a transaction to acquire Avoca Capital, a European credit investment firm.

The press release is furnished as Exhibit 99.1 to this Report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated October 18, 2013, announcing a transaction to acquire Avoca Capital. (This exhibit is furnished and not filed.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.
By: KKR Management LLC, its general partner

Date:	October 18, 2013	By:	/s/ David J. Sorkin
		Name:	David J. Sorkin
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated October 18, 2013, announcing a transaction to acquire Avoca Capital. (This exhibit is furnished and not filed.)